UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 14, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We previously reported in our Current Report on Form 8-K filed on September 20, 2022 that we filed a Registration Statement on Form S-11 (File No. 333-267463) with the U.S. Securities and Exchange Commission for a proposed offering of our shares of common stock in conjunction with a contemplated listing of our common stock on the New York Stock Exchange, or the Proposed Listing. In connection with the Proposed Listing, on November 15, 2022, we effected a one-for-four reverse stock split, or the Reverse Stock Split, of each issued and outstanding share of Class T common stock, par value $0.01 per share, and Class I common stock, par value $0.01 per share, or our Common Stock, by filing articles of amendment to our charter, or the Stock Split Amendment. As a result of the Reverse Stock Split, every four shares of issued and outstanding Common Stock were combined and converted into one new share of the respective class of Common Stock, par value $0.04 per share. Additionally, immediately following the Reverse Stock Split, we also filed articles of amendment to our charter to decrease the par value of each share of our Common Stock outstanding as a result of the Reverse Stock Split from $0.04 per share to $0.01 per share, or the Par Value Decrease Amendment.

In addition, equitable adjustments were made to the maximum number of shares of our Common Stock that may be issued pursuant to our Amended and Restated 2015 Incentive Award Plan, or the Plan, and the maximum number of shares of our Common Stock that may be issued upon exercise of incentive stock options under the Plan, in each case, to reflect the Reverse Stock Split. The number of shares of our Common Stock subject to outstanding awards under the Plan, and certain performance goals applicable to such awards, have also been equitably adjusted to reflect the Reverse Stock Split.

The Reverse Stock Split affected all of the stockholders of our Common Stock uniformly and did not affect any stockholder’s percentage ownership interest. The Reverse Stock Split did not affect the number of our authorized shares of Common Stock.

The foregoing descriptions of the amendments to our charter are qualified in their entirety by reference to the Stock Split Amendment and the Par Value Decrease Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 16, 2022, we issued our Third Quarter 2022 Investor Update Letter to report third quarter 2022 financial results, the Reverse Stock Split, the suspension of our distribution reinvestment plan, or DRIP, and the suspension of our share repurchase plan, or SRP, as further discussed below in Item 8.01 of this Current Report on Form 8-K. A copy of the investor letter, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

In connection with the Proposed Listing, on November 14, 2022, our board of directors, or our Board, approved the suspension of our DRIP beginning with the distributions declared, if any, for the quarter ending December 31, 2022, until such time as our Board approves the reinstatement of our DRIP. As a result of the suspension of the DRIP, any future distributions to be paid to stockholders (including stockholders who are current DRIP participants), will be payable in cash. For individual retirement accounts and other qualified accounts, distributions will be remitted to the stockholder’s custodian of record.

Additionally on November 14, 2022, in connection with the Proposed Listing, our Board approved the suspension of our SRP effective with respect to all share repurchase requests for the quarter ending December 31, 2022. All share repurchase requests, including requests resulting from the death or qualifying disability of stockholders, outstanding as of the quarter ending December 31, 2022, shall not be processed, shall be considered cancelled in full and shall not be considered outstanding repurchase requests.

There can be no guarantee that the DRIP and/or the SRP will be reinstated by the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment (Reverse Stock Split) of American Healthcare REIT, Inc., dated November 15, 2022
3.2	Articles of Amendment (Par Value Decrease) of American Healthcare REIT, Inc., dated November 15, 2022
99.1	American Healthcare REIT, Inc. Third Quarter 2022 Investor Update Letter, dated November 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
November 16, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President